Exhibit 99.1

NEWS

SITO Mobile

100 Town Square Place, Suite 204

Jersey City, NJ 07310

T (201) 275 0555

FOR IMMEDIATE RELEASE

Single Touch Re-Launches as SITO Mobile

New Brand Addresses Growing Demand for Integrated Mobile Location Based and Messaging
Platforms; Easily Deployed by Brands to Increase Foot Traffic and Drive ROI

JERSEY CITY, N.J. –– September 29, 2014 –Single Touch Systems, Inc. (OTC BB: SITO), a leading mobile media solutions provider today unveiled its new name and brand - SITO Mobile. The rebranding follows a period of expansion for the company throughout the U.S. and Canada. The new corporate identity reinforces SITO’s emphasis on mobile location-based advertising and mobile messaging platforms that give brands, agencies and retailers the power to transform digital marketing by delivering targeted mobile advertising campaigns based on geo-location, in-store traffic and customer response.

“The mobile location-based advertising market is the hottest market for advertisers right now, given the proliferation of smartphones and the sophistication of geo-spatial technologies. Analysts predict the market will grow to $20 billion by 2017,” commented Jerry Hug, interim CEO of SITO Mobile. “In order to help our customers be a part of the industry growth, we are providing a layered approach to our platform that allows campaigns to be built on customer behavior and provides real tangible metrics to tailor the programs in real-time and further increase foot traffic to customers.”

The SITO Mobile platform also drives focus on its core offerings, and launches enhancements to location based advertising products, such as Verified Walk-in, its proprietary mobile attribution engine. This will give clients the appropriate measurement, beyond click through rates to properly assess return on investment and alter advertising programs in real-time, which can mean the difference in competitive advantage.

With a focus on becoming the one-stop shop mobile media platform, SITO Mobile’s offerings now include:

SITO Location Based Advertising - Deliver display ads and videos (rich media) on behalf of advertisers, including features:

●	Geo-fencing – Targets customers within a certain radius of location and uses technology to push coupons, ads, promotions to mobile apps

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●	Verified Walk-in – Tracks foot-traffic to locations and which ads drove action
●	Behavioral Targeting – Tracks past behaviors over 30-90 day increments allowing for real-time campaign management
●	Analytics and Optimization – Culling and building measurement system to track key metrics like user demographics, psychographics, CPM, click-throughs and time of engagement

SITO Mobile Messaging – Platform for building and controlling tailored programs, including messaging, customer incentive programs, etc.

●	Creates a massive direct channel to customers
●	Builds customer loyalty
●	Drive consumer interaction to increase sale
●	Everywhere - a portal/platform where customer can manage their own campaigns and can tailor to region and products - user friendly, with a very high rate of response

In the past year, SITO Mobile has also grown through the acquisition of DoubleVision Networks, the formation of VideoStar LLC with Personal Media Communications (PMC) and continued growth and diversification of its customer base. The new name and rebrand reflects all these milestones and marks SITO Mobile’s commitment to a best of breed platform for the mobile media market.

Share This:

Single Touch Systems announces rebrand to @SITO_Mobile #mobilemedia #mobileads #mobilemarketing

@SITO_Mobile announces Verified Walk-in for better customer engagement through mobile #digitalmarketing

Useful Links:

SITO Mobile: www.sitomobile.com

Facebook: www.facebook.com/sitomobile

Twitter: https://twitter.com/SITO_Mobile

SITO Mobile Video: http://youtu.be/k8V4nnq_Rj4

About SITO Mobile Ltd.

SITO Mobile is a mobile location-based advertising platform serving businesses, advertisers and brands. Through patented technologies and an easy-to-use platform, the company’s solution allows marketers to create content targeted to key audiences, based on location, interests, behaviors and loyalty. Through the proliferation of mobile devices SITO empowers its customers to deliver actionable content in a real-time manner, which drive action and engagement from consumers, while providing key measurement and analytics that allow campaigns to be fluid and transaction driven. For more information visit www.sitomobile.com.

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Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our reliance on brand owners and wireless carriers, the possible need for additional capital as well other risks identified in our filings with the SEC. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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Investor Contacts:

Michael Bishop, Blueshirt Group, +1 415.217.4968, mike@blueshirtgroup.com

Media Contacts:

Alicia V. Nieva-Woodgate, ANW Networks, +1 415.515.0866, alicia@anwnetworks.com

Michelle Van Jura, ANW Networks, +1 310.420.4062, michelle@anwnetworks.com

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Erica